Exhibit 32.3
Certificate pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Levitt Corporation (the “Company”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeanne T. Prayther, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeanne T. Prayther

Name:	Jeanne T. Prayther
Title:	Chief Accounting Officer
Date:	March 14, 2007
A signed original of this statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.